Exhibit 99.1
FOR IMMEDIATE RELEASE

ESSEX RENTAL CORP. NAMES JOHN G. NESTOR TO BOARD OF DIRECTORS

BUFFALO GROVE, IL – September 3, 2009 – Essex Rental Corp. (OTCBB: ERNT; ERNTW; ERNTU) (together with its subsidiaries, “Essex” or “the Company”)) today announced that Mr. John G. Nestor has joined the Company’s Board of Directors.  With the addition of Mr. Nestor, Essex’s Board is now comprised of five members.

Mr. Nestor, 64, is the Chief Executive Officer, Senior Managing Director, and President of Kirtland Capital Partners, a private investment firm he joined in 1986.  Kirtland Capital Partners acquired Essex Crane Rental Corp. (“Essex Crane”) in 2000 and operated the Company prior to its acquisition by Hyde Park Acquisition Corp. in October 2008.  Under Kirtland’s ownership, Mr. Nestor served as Chairman of the Board and played an integral role in assembling the Company’s current executive management team.

Mr. Nestor is a director of PVC Container Corporation as well as the Chairman of SmartSource Computer and Audio Visual Rentals.  He serves as trustee of the Kelvin and Eleanor Smith Foundation and the Saint Ignatius High School Board of Regents.  Mr. Nestor is also a member of the advisory boards of Gordon Square Arts District and the Ohio Venture Capital Authority, and is the former Chairman of the Board of Trustees of the Cleveland Foodbank.

Mr. Nestor earned a Bachelors degree from Georgetown University, an MBA from the University of Notre Dame, and a MA in Urban Studies from Loyola University of Chicago.

Ron Schad, President and CEO of Essex, commented, “We are very pleased to welcome John to the Board. His extensive business experience and profound knowledge of Essex’s operations and markets will be extremely valuable as we continue to execute on the various components of our growth strategy.”

About Essex Rental Corp.
Headquartered outside of Chicago, Essex, through its subsidiary, Essex Crane, is one of North America's largest providers of lattice-boom crawler crane and attachment rental services.  With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment & purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex’s expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides (through its subsidiary, Essex Crane), intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com. The factors listed here are not exhaustive.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Marty Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com